EXHIBIT 99.1

Slide 1

2003 ANNUAL SHAREHOLDERS MEETING
--------------------------------
Portland, Oregon
August 25, 2003


                 Ray Willenberg, Jr.:
                 It is my pleasure to welcome you to the 2003 Annual Shareholders Meeting of New Visual Corporation.

                 [Additional comments]

Slide 2

SAFE HARBOR STATEMENT
---------------------

With the exception of historical information contained in this presentation, this presentation includes forward-looking statements made under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: product development difficulties; market demand and acceptance of products; the impact of changing economic conditions; business conditions in the Internet and telecommunications industries; reliance on third parties, including potential suppliers, licensors, and licensees; the impact of competitors and their products; risks concerning future technology; and other factors detailed in this presentation and in the company's Securities and Exchange Commission filings.

Slide 3

THE BUSINESS OF THE MEETING
---------------------------
Portland, Oregon
August 25, 2003


                 [turn over to Brad Ketch]

                 Thank you for joining us today for this annual meeting, brief review of the year that lay behind us, and more importantly, a look ahead to where this exciting company is going to take you. We have now a little less than an hour, since the Board of Directors begins its annual meeting at 2:30.

Slide 4

AGENDA
------

o   The Business of the Annual Meeting
o   Management Presentations
o   General Business Discussion
o   Status of the Development of Embarq
o   Report on "Step Into Liquid"
o   Questions and Answers
o   Conclusion of the Meeting


                 [review agenda]
                 [introduce Rich Wilson]

Slide 5

VOTING
------
o   Item 1:  Election of Directors
o   Item 2:  Change Our Name to Rim Semiconductor Company
o   Item 3:  Increase the Number of Shares of Authorized
             Common Stock
o   Item 4:  Ratification of Independent Auditor
o   Tabulation of Proxies/Ballots

                 Rich Wilson:
                 [reads prepared text on the rules of the meeting, the items under consideration for voting, etc.]
                 [returns podium to Brad Ketch]

Slide 6

GENERAL BUSINESS DISCUSSION
---------------------------
Brad Ketch
President and CEO


                 Brad Ketch:
                 Thank you, Rich. There are three items that we want to brief you on today, and they are the general financial health of the business, the success of the film, and the status and future for our technology. I suspect that many in this room are mainly interested in the status of Embarq, our transmission technology. Because you feel that, really, Embarq is our finish line. Well, I feel that way, too. And I also have my eye on two other "finish lines", namely, making the film and unqualified success, and making the company whole financially. Together, these three "finish lines" will drive us into profitability, and that should give us all a healthy and growing stock price. So the bottom line, really, is our earnings, on a per share basis.

Slide 7

THE BOTTOM LINE:
----------------
Reduced our Loss per Share
[graph of stock per share price]

                 Last year we lost fourteen cents as we invested heavily in the film and in Embarq. This is too much. Fourteen cents is just not sustainable, and when I became your CEO in December, I purposed to cut that loss and actually get us to the point where we could turn a profit. I am glad to report to you that we have recently cut this loss to just two cents - an 86% improvement!

                 [click]

                 And I want you to know that next year we will make money. How much money we will make is still an unknown. When I have a good feel for it, I will let you know. Moving from loss to profit is a giant step forward for your investment, and I am confident that the markets will value your investment much higher because of it.

                 So, how did we accomplish this turn from loss to what I think will be an upcoming profit? We crafted, and then implemented a fiscal "get well" plan, and it is working.


Slide 8

THE FISCAL "GET WELL" PLAN IS WORKING
-------------------------------------
o    Get Out of Short-Term Debt
o    The #1 Reason Businesses Fail(1)
o    Required by Target Customers
o    The Key to Securing Long-Term Debt
o    Which reduces our dependence on selling stock

(1) Business Week, August 25, 2003, "Keys to Failure," reports that 1,900 professionals who help troubled companies ranked "Too Much Debt" as the top reason most businesses fail.


                 We did it by focusing on getting out of short-term debt. Debt is the number one reason that businesses fail. We are no longer feeling that there is risk that we will fail. We're going to make it. But we could go back into the danger zone if we are not careful.

                 Another reason that I have focused on this area is that we could have the best technology in the world, but if we are in too much debt, we will not be able to market it, to survive any reversals, to show strength to our customers. You know, having such a weak balance sheet - ALONE - is enough reason for customers to not buy from us. When they buy our chip, they aren't just buying a cool technology. They're also buying customer service, quality documentation, and a marketing partner. They want what you and I want: for New Visual to be financially strong.

                 And the final reason that I want to point out to you is that a strong and clean balance sheet will open up to us a funding source that is not currently available: long-term corporate debt. Long-term debt is not nearly as objectionable to me as short-term debt is, and I want to pursue it in this next year.

                 So, that is the thought process.  Now, how well did we do?

Slide 9


THE "GET WELL" PLAN IS WORKING
------------------------------
o    Pay off Short-Term Debt
        o    Interest Expense down 72%
o    Slash Spending
        o    Down 42% from last year
        o    Executive pay reduced 40%
             o   June 2002           $102,000 per month
             o   September 2003        61,581 per month
             o   Temporary reductions:
                 o   Brad Ketch              20%
                 o   Rich Wilson             50%
                 o   Ray Willenberg, Jr.,    30%
o    Focus on the technology


                 The amount that we spend on interest payments is down 72%. This is a huge improvement!

                 And my efforts to slash spending have also paid off. Since we stood before you last year, we are spending 42% less. Executive pay is down dramatically, and I want to tell you about that. Effective today, I am voluntarily reducing my salary by 20%. Rich Wilson is taking a 50% cut, and Ray Willenberg is continuing with the 30% cut that he voluntarily took in January, and has continued with all year.

                 With these cuts and others, we are going to be able to, in the future, focus more of our spending on Embarq. Here is another way to look at our spending plan for next year.

Slide 10

A BALANCED APPROACH TO SPENDING
-------------------------------
o   THE TECHNOLOGY, THE FILM, AND OUR EXISTING CREDITORS ALL NEEDED CASH THIS
    YEAR.
o   EACH IS CRITICAL TO OUR FUTURE

[pie chart of the following]
o FILM - Needs no more cash
o SHORT-TERM DEBT
o Cost of Being Public
o Overhead
o Embarq


                 We mainly spend money in five categories. We are not spending any more cash on the film, and all things being equal,

Slide 11

BALANCED APPROACH TO SPENDING
-----------------------------
o    Film now becomes cash-flow positive
o    Reduction of short-term debt continues

[pie chart of the following]
o Embarq
o Overhead - As low as it is going to get
o Short-Term Debt - Paying it off
o Cost of Being Public - Permanent


                 The spending next year that went to the film will go to Embarq. We are paying off the short-term debt, and as we do,


Slide 12

BALANCED APPROACH TO SPENDING
-----------------------------
o    Spending on Embarq becomes priority

[pie chart of the following]
o Embarq
o Overhead - As low as it is going to get
o Cost of Being Public - Permanent


                 Embarq will again benefit. Now there are items that we unfortunately cannot change. This "Cost of Being Public" are the fees that we pay lawyers, accountants, and insurance companies that we would not have if we were privately held. These are not trivial items. Insurance is $400,000 per year. Our legal representation is much higher on an hourly basis than would otherwise be because we have SEC reporting requirements.

                 We are doing everything that we can to reduce expenses in this area too. Last year, we flew in our lawyer, and had his firm prepare all of the documents related to this meeting. They billed more than thirty hours, and passed along their costs for travel and meals. This year, we prepared the documents ourselves and simply sent them for review. Their billing is going to be more like three hours, and there are no travel expenses.

                 Overhead - salaries, benefits, rent, telephone, travel, etc - is currently at an acceptable and sustainable level. In fact, it is likely to rise, since we do plan on hiring staff in 2003 and 2004. But we will continue to be a lean operation into the future, too.

Slide 13

HOW WE WILL OPERATE
-------------------
o   A Lean Operation
    o   Continue to Outsource Research & Development
    o   Continue to outsource financial and legal services
    o   Reliance on Contract Workers, Partnerships
    o   Portland-based as Soon as Feasible
        o   The Server is the Core, Not the Building
o   Executive Roles
    o   Brad Ketch; President & CEO
    o Ray Willenberg, Jr.; Chairman and EVP: INVESTOR RELATIONS & STOCK MARKET AWARENESS
    o   Rich Wilson; Secretary and VP: BUSINESS DEVELOPMENT, FILM REVENUES
    o Other Leaders to be hired: SALES & MARKETING, ENGINEERING, OPERATIONS, FINANCE


                 We will always be a lean operation. We currently outsource R&D to Adaptive Networks, Inc., and will continue to do so. We don't have our own CFO, but instead buy a few hours of a qualified CFO from an outsource firm. We know how to put to work contract workers and partners to get done very inexpensively what would take other companies much more money to do. And as we grow, we will not invest in a building. You know, it used to be that the building where everyone came to work was the heart of the organization. Not any more. The server - the clearinghouse for files and email - is now the heart. As long as an employee can access the server, he can work and live anywhere in the world. These concepts of outsourcing can, cumulatively, have a HUGE impact on how much it costs to develop technology. A friend of mine is CEO of a network equipment manufacturing operation in the Silicon Valley. Last year he faced a similar challenge to the one that we face with Embarq. Instead of building a team in Silicon Valley, he built it in China. He shared his actual results with me recently, and I want to share them with you.

Slide 14

A RELIANCE ON OUTSOURCING
-------------------------
o   Example from a private network equipment company's presentation to VC's:

    (annualized $ in thousands)    US-based            Asia-based
    ---------------------------    --------            ----------
    Fully loaded labor cost per      125                   17
           engineer
          Prototyping               2,131                 310
    General & Administrative        3,876                1,838
          Facilities                3,084                 631
    Total, assuming 15 engineers   10,966                1,185
       and one prototype
    ----------------------------                       ----------
           Savings                                         90%


                 An engineer that he paid $125,000 to in Silicon Valley can be replaced by a $17,000 engineer in China. His cost to do a prototype went from $2 million to $310,000. It cost far less to run the office, and his facilities costs also plummeted. In all, his team of 15 engineers that were going to build his prototype for $11 million were replaced by a team that could do it for $1 million. That's a 90% savings! And my friend tells me that he did not have to sacrifice quality or timeliness in the bargain. Fellow shareholders, this is where we are going, also. Through Tom Cooper and others, we are actively investigating Asian companies for every stage of our coming development.

                 As I conclude this portion of my presentation, I want to turn my attention to another important area, funding.

Slide 15

FUNDING STATUS
--------------
o   $10 million estimated requirement in the next 12-14 months
o   The film
    o   Is a hit
    o   Is now producing cash, and
    o   May produce all that we need
o   We are pursuing the rest
    o   Long-Term Debt
    o   Equity
o   Merger & Acquisition Possibilities


                 We require $10 million over the next 12 to 14 months in order to accomplish our vision for this company. The film is a hit, and it is contributing cash, and it may make us all the money that we need.

                 On the other hand, it may not make all the money that we need. We will probably have a gap to fill, and we are now pursuing the rest through long-term debt and selling some of our stock.

                 As a final note, this year will likely hold for us more opportunities for a merger or an acquisition. I had an overture from an equipment manufacturing company just this week, though I don't think that it would be in our best interest. I have a short list in mind of companies that we would propose acquiring. If any deals come together that will add value to your stock, we will pursue them vigorously, though we do not have any such deal to report to you now.

                 I would like to turn the podium back over to Rich Wilson, who will give you an update on the success of our hit film, "Step Into Liquid".


Slide 16

"STEP INTO LIQUID"
------------------
C. Rich Wilson III
Secretary and Vice President


                 Thanks Brad.

                 When we first made the announcement back in 2000 that we had entered into a production agreement with Bruce & Dana Brown, no one, ourselves included, could have predicted the ride we were about to take. The business was disparate from our new technology venture, the story was confusing to investors, and the concept of funding a documentary sounded like a whim, made even worse by adding the descriptive term "surfing". We faced a sea of resistance and challenges on this path that was, at times, extremely frustrating for US as a management team and US as shareholders...But we never gave up....

Slide 17

STEP INTO LIQUID
----------------
Artisan Entertainment


                 I realize that the majority of you with us here today are with us by and large because you believe in the prospects of our technology, Embarq. And frankly when Brad asked me to shelve my responsibilities relating to business and technology development to focus on finishing the job with Step Into Liquid, I have to admit I was a little disappointed because I really enjoy that part of the business as well. But where we are now with this "little surfing movie" that is first and foremost a great film, is something that I hope you all can share the same sense of pride that we as a management team are blessed to enjoy today.

                 Early in the year we told you we were using film festivals as a means to market the picture to potential distributors. That well-proven strategy turned out to be sound. In the weeks that preceded our participation in the Tribeca Film Festival we literally had competing offers from three large distributors, a handful of smaller players and of course Artisan Entertainment. In one case we passed on a substantially better advance offer for what we feel is a more valuable deal with Artisan. Some of the reasons we chose to do this relate to the fact that Artisan had a track record of handling limited releases, they had just come off of an enormous DVD success with another documentary called STANDING IN THE SHADOWS OF MOTOWN, their fees were much more in line with our financial realities, and perhaps most important they cared about the film.

Slide 18

STEP INTO LIQUID
----------------
[Rolling Stone article here]

                 Of the literally thousands of documentaries that are produced each year, I think it is important for us to realize that a mere handful ever see their first frame on the big-screen. In fact since 1998, there have been fewer than 20 successful documentary films released theatrically in the US.

                 One of the reasons this is true, relates to the challenge in getting a niche, art-film or narrow demographical audience to cross-over to the mainstream on a wide enough scale to support the investment it takes to promote and deliver a film to audiences on a nation-wide scale. As a way to off-set these risks, distributors adopt a limited release strategy that basically cherry-picks those markets that the film should play well to and invests its spend there first. The hope then for us and the distributor is that those early returns warrant the widening of the film's release to more theaters and more markets. This is the strategy that we have adopted with Artisan and one that to date, is working very well.

EXECUTING A LIMITED RELEASE
---------------------------
Week 1 - 8/8/03
[map of the United States]
o   5 theaters
o   $27,197 per theater
o   $135,985 total wkd.
Cumulative Gross: $135,985


                 As you can see above and probably have heard or read about, we opened three weeks ago in only five theaters in HI, NY, and LA. The per theater average you see of $27,000 is the highest theater average of ANY film this summer and the key driver for what has followed.

Slide 19

EXECUTING A LIMITED RELEASE
---------------------------
Week 2 - 8/15/03
[map of the United States]
o   16 theaters
o   $12,587 per theater
o   $201,387 total wkd.
Cumulative Gross: $418,856

                 In our second week you can see the footprint of the release widening a bit, albeit cautiously, again in more cherry-picked coastal markets with some key inland runs added in Chicago. And again, the film withstood the test posting a solid $12,587 per theater average and gaining more credibility as a true feature film with mainstream cross-over potential.

Slide 20

EXECUTING A LIMITED RELEASE
---------------------------
Week 3 - 8/22/03
[map of the United States]
o   50 theaters
o   $8,000 per theater
o   $400,000 total wkd.
Cumulative Gross: $978,000


                 Here again this past weekend, you can see the footprint beginning to solidify in Northeastern and Western coastal markets with key crossover runs added in Seattle, Boston, Philadelphia, Chicago, and Minneapolis. And again, we posted solid per theater averages reporting a weekend gross of roughly $400,000. Unfortunately, I can't share with you the nuts and bolts of our deal with Artisan due to restrictions in our agreement, but I am happy to report that today we will cross the million dollar box office mark and that will trigger our first minimum guarantee performance bonus - CASH coming back in from your investment!

Slide 21

EXECUTING A LIMITED RELEASE
---------------------------
Week 4 - 8/29/03
[map of the United States]
o   62 theaters
o   $8,000 per theater
o   $496,000 total wkd. (est.)
Cumulative Gross: $1,474,000


                 In the fourth week you can clearly see the release pattern tracking inland and towards broader metropolitan areas including Dallas, Portland, St. Louis, Scottsdale and Denver to name a few.

                 So far, the booking agents and theatrical marketing team at Artisan have been extremely accurate with their forecasting. Taking a page from their methods, we have predicted next week's Box Office results here and illustrate a nice trend of performance on the chart to the lower right. What is known is that we will be in 62 theaters and are hopeful that the word of mouth that has helped us thus far will continue and those strong theater averages will hold and/or grow. And, not far behind our fourth week, will be a limited Canadian release that is planned for Toronto in September.

Slide 22

IT'S NOT JUST ABOUT THE BOX OFFICE
----------------------------------
o   BOX OFFICE
    o  Performance Bonuses
    o  Defined proceeds

o   HOME VIDEO
    o  Sell-through
    o  Rental

o   TELEVISION
    o  Pay cable
    o  Other (broadcast/free cable)

o   FOREIGN
    o  Advances
    o  Overages (profit sharing)

o   ANCILLARY
    o  Soundtrack
    o  Merchandising
    o  Stock Footage

[pie chart]
Typical U.S.
TV, 27%, Box Office, 29%, Home Video, 44%

[pie chart]
Typical Foreign
TV, 47%, Box Office, 32%, Home Video, 21%


                 I think quite often we all get caught up in the excitement revolving around the theatrical release here in the US and the flurry of publicity that accompanies it. But the REAL financial rewards of this film will likely be derived from additional sources of revenue.

                 Here in the US, (and this is especially true with a high-impact actions sports titles), we will generate the majority of our domestic revenue from the DVD release, which is now planned for March '04 through Artisan. The pie chart to the right illustrates the point further for independently produced films whose revenue is typically 27% in pay or broadcast television, 29% at the box office, and as much as 44% from the sale of home video products like DVD and VHS sales and rentals. This will also be true for STEP INTO LIQUID as we expect to do far better at the DVD counter than the box office next spring.

                 A similar allocation of sales and revenue is expected for the foreign territories where we have adopted an "all rights" sales strategy for the top tier markets like AUS, JAP, GER, FRA, and the UK. For the remainder of the smaller territories, we are planning to utilize a foreign sales agency and rely more heavily on upfront advances. I am happy to report that we now have 5 six figure offers on the table for three foreign territories.

                 To be sure, the US box office sets the bar. The more success we have in US theaters, the greater recognition we have in the US for DVD sales and the more leverage we have at negotiation table with foreign distributors. But it is not the end game by any stretch for our film, which incidentally is widely felt to be have strong international potential due to the breadth and quality of multi-national cinematography found within it.

                 And of course, we feel that the limits of the film are not bounded by the visual experience alone. We have had considerable interest for what is termed ancillary products as well, such as a soundtrack, merchandising opportunities and even a potential video game title, all of which we will actively pursue.

Slide 23

COMPARABLE BOX OFFICE PERFORMANCE
---------------------------------
Current Hit Documentaries

                                      Open
                           Open     Theater     Avg.         Avg.      Total
TITLE                    Theater #    Avg.    Theater #   $/Theater  Gross ($M)   RUN (wks)
-------------------      ---------  --------  ---------   ---------  ----------   ---------
SPELLBOUND                    1      $17,508     69        $ 5,892       5           16
WINGED MIGRATION              1      $33,000     75        $ 7,469       8           19
GHOSTS OF THE ABYSS          97      $14,520     61        $ 5,210      14           18
BOWLING FOR COLUMBINE         8      $26,144    151        $ 3,709      21           32
STEP INTO LIQUID              5      $27,197     17        $16,147       1            3

                 Predicting the outcome of a film is a little like playing slots only with lower odds! A relatively unknown cast can turn into a GREEK WEDDING fairly tale or, by contrast, become the next Gigli bust. But for documentaries, there are some relevant comparable business cases and general trends that we feel paint a realistic future for Step Into Liquid.

                 The year 2003 will be known as the year of the documentary. Many attribute this new-found fancy for real-life entertainment to Michael Moore's BOWLING FOR COLUMBINE, the highest grossing documentary of all time, at least for the moment.... Typically, a studio-produced dramatic or action film considers itself a success with Box Office numbers of $100 million, while a documentary does the same for $1 million. Recently however, that standard seems to be shifting upward. That's good news for all of us and for those interested in seeing our film on the big screen in middle America. All of the films listed on the chart behind me were released in past 18 months and all of them have done very well at the box office by documentary and ROI standards.

Slide 24

FROM SIL'S WORLDWIDE GROSS TO NVC'S BOTTOM LINE
-----------------------------------------------
[chart of Worldwide Gross to Net to NVC]

                 I know from my experience in fielding phone calls and e-mails from many of you, that the bottom line is definitely on your mind. I want to assure you, it is also on ours.

                 Before we closed the transaction with Artisan, we fought hard to ensure that our rights to revenue in the film would be honored. With a lot of hard work and help from good counsel, I feel we were able to secure some innovative deals points like the bonus structure I mentioned earlier and more strict accounting provisions that we feel give us much greater protection. But what does that all mean?

                 I would like to qualify this particular slide, because it is an early estimate. And you should be aware that because of the dynamics of the agreement with Artisan, explaining our stake in the sales of Step Into Liquid isn't as simple as disclosing a percentage take.

                 One of the moving parts that affect how much and how soon we get paid, for example, is the amount of marketing, film prints, and advertising money that is spent by the distributor to release the film and increase sales. Already, we have benefited from a discretionary decision made by Artisan to double the amount committed to in our contract. That is another factor, that, due to the early success of the film, provides additional optimism for the prospects of the films overall performance, but makes it difficult to forecast results.

                 I am going to go ahead and cut to the chase here and illustrate that on a worldwide basis, we estimate Step into Liquid to gross nearly $40 million over the next 12-18 months. And, given the terms of the deal with our distributor, that should translate to approximately $7 million in revenue to New Visual.

Slide 25

STEP INTO LIQUID
----------------
[From The New Yorker]
May 5, 2003
picture of surfers


                 Finally, we have benefited enormously from great press that somehow has become engrained in modern pop-culture beyond what we could have possibly planned. Hopefully, when each of you reads an article like those in the ROLLING STONE, or THE NEW YORKER, or THE NEW YORK TIMES, you will share with us in that sense of pride, because you certainly deserve to.

                 Thank you.

                 [turn podium over to Brad Ketch]

Slide 28

EMBARQ
------
Brad Ketch
President and CEO


                 Thank you, Rich. As the final component of our report to you today, we turn our attention to the technology that is under development, the Embarq transport processor.

Slide 29

CURRENT STATUS
--------------
o   Input from Customers complete
    o   All feedback is in and it is positive
    o   Design is "frozen"
    o Lab benchmarking shows that the design is stable and delivers the same results as previously announced
o   Customers are awaiting release of the FPGA version of the prototype

                 On December 30th last year, we turned over the computer prototype to two target customers, and as we have been saying for some time, the feedback is positive. I want to let you know today that we are at the point in the design where it is "frozen" to new contributions, which means that we have entered the period where we are simply doing the tedious work to convert the design to the next step, the FPGA. The performance figures that we have told you about before are still accurate, which is an encouraging sign. And our customers continue to want to see the next step in our development, the release of the FPGA.

Slide 30

THE ROAD MAP
------------
o   Assuming that funding is in place...
            Step                             Status
Complete the Intellectual Property            [X]
Prototype semiconductor
o   Step One - computer                       [X]
o   Step Two - FPGA                          2H03
Evaluation of the FPGA from wireline
carriers and  platform providers             1H04
Volume production                            1H04
Revenues from production chips               1H04


                 To summarize, here is where we are. The design and the computer version of the prototype are complete. We are still projecting that we will release the FPGA this year. And we can still follow quickly to the final ASIC in the first half of next year if funding is available.

                 One of the real strengths that New Visual brings to the worldwide community of DSL innovators is our Advisory Team. Today we have with us a member of that team, Dr. Walter Chen. He is very active in the standards bodies and in direct contact with the equipment manufacturers and telcos who will be our ultimate customer. I have asked Walter to spend a few moments with us talking about how the DSL industry continues to grow rapidly. Walter?

Slide 31

A WORLDWIDE PERSPECTIVE ON DSL
------------------------------
Dr. Walter Chen
Member of Advisory Board


                 [comments by Walter Chen]

Slide 32

ADSL DEPLOYMENT TREND
---------------------
[graph of Deployment vs. Time Index]


Slide 33

ADSL MARKET POTENTIALS
----------------------
[graph of Revenue vs. Time Index]


Slide 34

NEW ADSL TECHNOLOGIES
---------------------
o   Transmission Capability
    o   ADSL2: Trellis coding, lower over head channel
    o   ADSL2+: double the spectrum of ADSL2 (2.2 MHz)
    o   Quad: double the spectrum of ADSL2+ (4.4 MHz)
    o   IP or ATM: IP with quality of service replacing ATM
o   CO ADSL Chip Set
    o   A 12-port DSP, a 12-port AFE, and 2-port line drivers
    o   A 16-Port DSP, 4 4-port AFE, and 2-port line drivers
    o   A 24-Port DSP, 3 8-port AFE, and 2-port line drivers
o   RT Deployment
    o   Voice/ADSL combined line card

Slide 35

VDSL UPDATES
------------
o   ANSI VDSL Olympics
    o   DMT: Ikanos, ST Microelectronics
    o   QAM: Infineon, Metalink
o   Line Code Selection
    o   ANSI: DMT
    o   EFM (Ethernet in the First Mile, 802.3): DMT
    o   ITU: Both
o   Fiber to the Neighborhood
    o   Recent FCC ruling

Slide 36

VDSL OLYMPIC RESULTS (IKANOS, DMT)
----------------------------------
[graph of Ikanos Reach]


Slide 37

VDSL OLYMPIC RESULTS (INFINEON, QAM)
------------------------------------
[graph of Infineon Reach]


Slide 38

VDSL OLYMPIC RESULTS (METALINK, QAM)
------------------------------------
[graph of Metalink Reach]


Slide 39

VDSL OLYMPIC RESULTS (ST MICRO, DMT)
------------------------------------
[graph of ST Microelectronics Reach]


Slide 40

COMPARISON OF EMBARQ
--------------------
[graph of throughput vs. distance]


Slide 41

CPE AND HOME NETWORKING
-----------------------
o   CPE Silicon
    o   Single chip for DSP, AFE, line driver, and micro-controller.
o   Home Router and ADSL modem integration
    o   Internet Access Sharing, Firewall
o   Home Networking
    o   Ethernet, Wireless Ethernet, HomePNA, HomePlug
o   Voice over ADSL
    o   Methods: 1) VoIP, 2) VoATM, and 3) VoSTM
    o   Offerings: Yahoo broadband, Vonage

Slide 42

BUILDING THE CHIP
-----------------
Brad Ketch
President and CEO

THE OPERATIONS CHAIN
--------------------
o   In discussions with partners
o   Lots of good choices at each stage
o   Tom Cooper contributing from Asia

Target Customers
Distribution
Packaging
Fab
Design for Manufacture

                 Thank you Walter. To wrap up this discussion of the technology, I would like to tell you how we plan to build the ASIC when it is complete. These comments are actually from Tom Cooper, a member of our Board of Directors. We were ready to receive a phone call from Tom today that we would have put on the speaker system. But Tom is traveling in Asia, and regrettably let me know yesterday that he would not be able to participate. Slide 43 Regarding our strategy for manufacturing, distribution and sales into Asia, it is premature for us to secure contracts with these parties. You should know, though, that we have had preliminary talks with most of them through Tom Cooper. Tom successfully worked with many of these companies when he put together the Asian game plan for Virata.

                 Walking through the value chain, we'll go from final design to end user.

                 1. ASIC design for manufacturability: We have several solid choices, both domestic and international. Our confidence is pretty strong that Embarq will not be the largest chip in terms of gate count that these houses have seen, which should be very comfortable for an experienced designer.

                 2. Fabrication: We have several options in Taiwan that are easy to work with and have demonstrated high yields. Plus, these companies have an amazing, already proven library of IP that we'll want for some of the non-critical functions of the chip.

                 3. Packaging: In China, any of a number of companies would be good candidates. I think we would throw it open to an RFQ, and choose mainly on price. Right now Taiwan has got the lowest cost packagers on the planet.

                 4. Distribution: We would look to distributors, instead of going direct ourselves. When you've got a chip that is this specific, the target customers are very focused. We will put a sales lead and two or three sales engineers, who are employees, in probably Tokyo or Singapore. They would work with the distributors.

                 5. Target Customers: The distributors will be selling, with our help, to their existing customer base. These equipment manufacturers vary by country, and include the world leaders, as well as region-specific. Finally, their customer is the telco, like Softbank Japan, KTL, China Netcom, etc.

                 This concludes the discussion of the general state of our business, the film, and Embarq. I am confident that you can see, as we do, the prosperous and exciting year that we have in front of us.

                 Rich, would please come back up and let us know the results of the voting on the shareholder resolutions?

Slide 44

THE BUSINESS OF THE MEETING
---------------------------
Portland, Oregon
August 25, 2003


Slide 45

INTRODUCING
-----------

                 Thank you, Rich. With the successful adoption of Rim Semiconductor Company as our new corporate name, I want to introduce to you a logo that you will hopefully be seeing a lot of . . .

Slide 46

RIM SEMICONDUCTOR
-----------------

Slide 47

QUESTIONS - RIM SEMICONDUCTOR
-----------------------------

                 [Brad Ketch take questions from the floor]

Slide 48

ADJOURNMENT - RIM SEMICONDUCTOR
-------------------------------

                 Thank you for coming today. The executives of New Visual will leave in a moment to attend a Board of Director's meeting, which starts at 2:30. I would like to invite you to join us for a special, private screening of our film tonight at the Regal Pioneer Place Cinema. Tickets are $50, and the full ticket price benefits Shepherd's Door, a shelter for homeless women and children. The event starts at 6:00pm with a reception, and then the film screens at 7. Portland and Seattle media will be seeing the film with you for the first time, so we would love to see a packed theater full of enthusiastic movie goers!

                 [Ray Willenberg adjourn meeting]


RIM SEMICONDUCTOR
-----------------